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                                                                    EXHIBIT 10.9

                           RETAIL INSTALLMENT CONTRACT
                    ORIGINATION AND INDEMNIFICATION AGREEMENT

     THIS AGREEMENT (the "Agreement") is made and entered into effective as of October 2, 2001, by and among First Savings Bank, FSB, a federal savings bank located in Arlington, Texas ("FSB"), First Consumer Credit, Inc., a Texas corporation located in Dallas, Texas ("FCC") and US Home Systems, Inc., a Delaware corporation with its principal offices located in Lewisville, Texas ("US Home"), and provides as follows:

                                    RECITALS

     WHEREAS, pursuant to the Agreement and Plan of Merger, dated September 28, 2001, FCC became a wholly owned subsidiary of US Home (the "Merger");

     WHEREAS, prior to the Merger, FSB purchased retail installment contracts (the "Contracts") for home improvement loans in the State of New York and subsequently assigned the Contracts to FCC (the "Business Arrangement"); and

     WHEREAS, FCC and US Home have requested that FSB continue the Business Arrangement and FSB is willing to continue the Business Arrangement upon and subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

     1.  Origination and Assignment of Loans. At the written request of FCC, FSB
         -----------------------------------
shall purchase, as lender, Contracts in the State of New York. FCC shall process the purchase of the Contracts as agent for FSB. Subsequent to such purchase, FSB shall assign such Contracts to FCC and FCC shall purchase at face value such Contracts from FSB in accordance with the arrangement between FSB and FCC prior to the Merger.

     2.  Application for License. FCC shall apply for a license to purchase
         -----------------------
Contracts directly in New York within sixty (60) days of the date of this Agreement. If such license application is denied and all appeals are exhausted so that it is finally determined that FCC cannot obtain such a license in the State of New York, then FSB may terminate this Agreement upon written notice to FCC and US Home.

     3.  Continued Employment of Borschow. FSB may terminate the Agreement if
         --------------------------------
for any reason whatsoever, James D. Borschow is not the officer of FCC with sole authority to oversee the Business Arrangement. FSB may exercise this right to terminate by giving written notice to FCC and US Home.

     4.  Indemnification. FCC and US Home, jointly and severally, shall
         ---------------
indemnify and hold FSB, its officers, directors, shareholders, employees and agents (an "Indemnitee") harmless at all times following the date of this Agreement against and in respect of all out-of-pocket damages, costs, liabilities, losses, judgments, penalties, fines, expenses or other costs, including reasonable attorneys fees, disbursements and court costs and costs of investigation

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("Losses") incurred by an Indemnitee arising from or related to this Agreement and the Business Arrangement described herein.

          (a) If a claim or demand is made against an Indemnitee, or an Indemnitee shall otherwise learn of an assertion, (a "Third-Party Claim") as to which FCC and US Home (the "Indemnifying Party") may be obligated to provide indemnification pursuant to this Agreement, such Indemnitee will notify the Indemnifying Party in writing, and in reasonable detail, of the Third-Party Claim reasonably promptly after becoming aware of such Third-party Claim; provided, however, that failure to give such notification will not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

          (b) If a Third-Party Claim is made against an Indemnitee and the Indemnifying Party unconditionally and irrevocably acknowledges in writing its obligation to indemnify the Indemnitee therefor, the Indemnifying Party will be entitled to assume the defense thereof (at the expense of the Indemnifying Party) with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third-Party Claim, the Indemnifying Party shall take all steps necessary in the defense or settlement thereof and shall at all times diligently and promptly pursue the resolution thereof. If the Indemnifying Party so elects to assume the defense of a Third-Party Claim and the Indemnifying Party diligently and promptly pursues the resolution thereof, the Indemnifying Party will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnifying Party assumes the defense of any Third-Party Claim, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof or if it does not expressly elect to assume the defense thereof (including acknowledging its indemnification obligation as aforesaid). If the Indemnifying Party assumes the defense of any Third-Party Claim, the Indemnifying Party will promptly supply to the Indemnitee copies of all correspondence and documents relating to or in connection with such Third-Party Claim and keep the Indemnitee fully informed of all developments relating to or in connection with such Third-Party Claim (including, without limitation, providing to the Indemnitee on request updates and summaries as to the status thereof). If the Indemnifying Party chooses to defend a Third-Party Claim, all the Indemnitees shall reasonably cooperate with the Indemnifying Party in the defense thereof (such cooperation to be at the expense, including reasonable legal fees and expenses, of the Indemnifying Party).

          (c) If the Indemnifying Party unconditionally and irrevocably acknowledges in writing its obligation to indemnify the Indemnitee for a Third-Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of such Third-Party Claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of Losses in connection with such Third-Party Claim and unconditionally and irrevocably releases the Indemnitee completely

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     from all liability in connection with such Third-Party Claim, provided, however, that, without the Indemnitee's prior written consent, the Indemnifying Party shall not consent to any settlement, compromise or discharge (including the consent to entry of any judgment), and the Indemnitee may refuse to agree to any such settlement, compromise or discharge (x) that provides for injunctive or other nonmonetary relief affecting the Indemnitee or (y) that, in the reasonable opinion of the Indemnitee would otherwise materially adversely affect the Indemnitee. If the Indemnifying Party unconditionally and irrevocably acknowledges in writing its obligation to indemnify the Indemnitee for a Third-Party Claim, the Indemnitee shall not (unless required by law) admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld). If the Indemnifying Party does not assume the defense of any claim or proceeding resulting therefrom in accordance with the terms of this Agreement, the Indemnitee may defend against such claim or proceeding in such manner as it may deem appropriate including settling such claim or proceeding after giving notice of the same to the Indemnifying Party, on such terms as the Indemnitee may deem appropriate.

         (d) The obligation of FSB and US Home to indemnify and hold the Indemnitee harmless as provided for herein shall survive termination of this Agreement and shall continue in full force and effect for a period of six (6) years after the termination of this Agreement; provided, however, any indemnification obligation arising from a claim of fraud shall survive indefinitely.

     5.  Term. This Agreement shall, if not terminated earlier by FSB, terminate
         ----
by its own terms on September 30, 2003.



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     IN WITNESS HEREOF, the parties have caused this Agreement to be executed by its duly authorized representatives effective as of the date first written above.

                                     FIRST CONSUMER CREDIT, INC., a
                                     Texas corporation


                                     By:   /s/ James D. Borschow
                                        -------------------------------------
                                     Its: President
                                     Name: James D. Borschow
                                     Address: 12740 Hillcrest Road, Suite 240
                                              Dallas, Texas 75230


                                     FIRST SAVINGS BANK, F.S.B.


                                     By:   /s/ Richard J. Driscoll
                                        -------------------------------------
                                     Its:  President
                                     Name: Richard J. Driscoll
                                     Address: 301 South Center Street, Suite 120
                                              Arlington, Texas  76010


                                     U.S. HOME SYSTEMS, INC., a
                                     Delaware corporation


                                     By:   /s/ Murray H. Gross
                                        -------------------------------------
                                     Its: President
                                     Name: Murray H. Gross
                                     Address: 750 State Highway 121 Bypass,
                                              Suite 170
                                              Lewisville, Texas 75067

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